SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                -------------------------------------------


                          AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                     (Date of earliest event reported):

                                   May 6, 1998

                  ----------------------------------------


                            THERMEDICS DETECTION INC.
             (Exact name of Registrant as specified in its charter)


Massachusetts                       1-12745                     04-3106698
(State or other                   (Commission             (I.R.S. Employer
jurisdiction of                  File Number)       Identification Number)
incorporation or
organization)

220 Mill Road
Chelmsford, Massachusetts                                       01824-4178
(Address of principal executive offices)                        (Zip Code)


                               (781) 622-1000
                         (Registrant's telephone number
                              including area code)

                                                                      FORM 8-K/A


Item 2.  Acquisition or Disposition of Assets

    On May 6, 1998, Thermedics Detection Inc. (the Company) acquired Orion Research Inc. (Orion Research), a wholly owned subsidiary of Thermedics Inc. (Thermedics), in exchange for the right to receive 5,961,225 shares of the Company's common stock. Orion Research manufactures electrode-based chemical-measurement products that determine the quality of a wide variety of substances by measuring components, such as pH, ion, dissolved oxygen, and conductivity levels. These products are used in the agricultural, biomedical research, food-processing, and pharmaceutical industries.

    The acquisition was made pursuant to an Agreement and Plan of Reorganization dated as of May 6, 1998 (the Agreement), among the Company, Orion Acquisition Inc., a wholly owned subsidiary of the Company (Acquisition), Thermedics and Orion Research. Under the terms of the Agreement, (i) Acquisition will merge with and into Orion Research, (ii) outstanding shares of Orion Research's common stock will be cancelled and converted into the right to receive 5,961,225 shares of the Company's common stock, (iii) each outstanding share of Acquisition's common stock will be cancelled and converted into one share of the common stock of Orion Research, and (iv) Orion Research will become a wholly owned subsidiary of the Company.

    The shares of the Company's common stock to be issued in connection with the acquisition will be so issued as soon as such shares are listed for trading upon the American Stock Exchange, Inc. The exchange requires that the listing be approved by the holders of a majority of the Company's outstanding shares present and voting at a shareholders' meeting. The meeting is expected to be held before the end of fiscal 1998. Thermedics has agreed to vote all of the shares of the Company's common stock held by it as of the record date of the meeting in favor of the listing of the Company's shares and all matters related thereto. Before giving effect to the issuance of the shares to be issued pursuant to the Agreement, Thermedics owned approximately 77% of the outstanding common stock of the Company. Giving effect to the issuance of such shares, Thermedics owns approximately 84% of such outstanding common stock.

    The consideration to be paid for Orion Research was based on the Company's determination of the fair market value of Orion Research's business. Based on the average of the closing prices of the Company's common stock as reported on the American Stock Exchange for the five trading days ending on April 13, 1998 (the date preceding the Company's announcement of its intention to acquire Orion Research), the shares to be issued to Thermedics had a value of $65,800,000 prior to such announcement.

    Because the Company and Orion Research were deemed for accounting purposes to be under control of their common majority owner, Thermedics, the transaction has been accounted for at historical cost in a manner similar to a pooling of interests. Accordingly, the Company's financial statements (including the financial statements included as part of the Company's Quarterly Report on Form 10-Q for the quarter ended April 4, 1998) include the results of Orion Research from December 1, 1995, the date Orion Research was acquired by Thermedics, and the shares issuable subject to listing on the Exchange have been deemed outstanding from that date.

    The Company has no present intention to use Orion Research's assets for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will review Orion Research's business and assets, corporate structure, capitalization, operations, properties, policies, management and personnel and, upon completion of this review, may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to such business.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

    Restated Exhibit 13 to the Registrant's Form 10-K for the year ended January 3, 1998 - Attached hereto.

(b) Pro Forma Financial Information

    The pro forma financial information required by Form 8-K is not presented due to the inclusion of the Restated Exhibit 13 to the Registrant's Form 10-K for the year ended January 3, 1998, attached hereto.

(c) Exhibits

    2 Agreement and Plan of Reorganization dated as of May 6, 1998, by and among the Company, Orion Acquisition Inc., Thermedics Inc., and Orion Research Inc. (filed as Exhibit 2.3 to the Company's Quarterly Report on Form 10-Q and incorporated herein by reference).

    23  Consent of Arthur Andersen LLP.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 20th day of July, 1998.

                                          THERMEDICS DETECTION INC.


                                          By: Paul F. Kelleher
                                              -------------------------
                                              Paul F. Kelleher
                                              Chief Accounting Officer

                              ORION RESEARCH INC.

                        Consolidated Financial Statements

                                      1997

    Orion Research Inc.                             1997 Financial Statements

                    Report of Independent Public Accountants

    To Orion Research Inc.:

        We have audited the accompanying consolidated balance sheet of Orion Research Inc. (a wholly owned subsidiary of Thermedics Inc.) and subsidiaries as of January 3, 1998, and December 28, 1996, and the related consolidated statements of income, shareholder's investment, and cash flows for the fiscal years ended January 3, 1998, and December 28, 1996, and for the period from December 1, 1995, through December 30, 1995. We have also audited the accompanying statements of income, shareholder's investment, and cash flows of the Orion Laboratory Products Division of Analytical Technology Inc. (the Predecessor) for the period from January 1, 1995 through November 30, 1995. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Orion Research Inc. and subsidiaries as of January 3, 1998, and December 28, 1996, and the results of their operations and their cash flows for the years ended January 3, 1998, and December 28, 1996, and for the period from December 1, 1995 through December 30, 1995, and the results of operations and cash flows of the Predecessor for the period from January 1, 1995, through November 30, 1995, in conformity with generally accepted accounting principles.



                                                Arthur Andersen LLP



    Boston, Massachusetts
    April 27, 1998

    Orion Research Inc.                             1997 Financial Statements

                        Consolidated Statement of Income

                                            The Company          Predecessor
                                 ------------------------------- -----------
                                                         Dec. 1,     Jan. 1,
                                  Fiscal Year Ended         1995        1995
                                 -------------------     through     through
                                 Jan. 3,    Dec. 28,    Dec. 30,    Nov. 30,
    (In thousands)                  1998        1996        1995        1995
    ------------------------------------------------------------------------

    Revenues (Note 7)            $53,054    $50,854     $ 4,989      $43,165
                                 -------    -------     -------      -------

    Costs and Operating Expenses:
      Cost of revenues            21,864     23,107       2,216       18,308
      Selling, general, and
        administrative expenses
        (Note 5)                  15,871     16,106       1,337       15,379
      Research and development
        expenses                   4,592      3,412         327        3,244
                                 -------    -------     -------      -------

                                  42,327     42,625       3,880       36,931
                                 -------    -------     -------      -------

    Operating Income              10,727      8,229       1,109        6,234

    Interest Expense                   -          -           -          220
                                 -------    -------     -------      -------

    Income Before Provision for
      Income Taxes                10,727      8,229       1,109        6,014
    Provision for Income Taxes
      (Note 4)                     4,291      3,292         444        2,206
                                 -------    -------     -------      -------

    Net Income                   $ 6,436    $ 4,937     $   665      $ 3,808
                                 =======    =======     =======      =======


    The accompanying notes are an integral part of these consolidated financial statements.

    Orion Research Inc.                             1997 Financial Statements

                           Consolidated Balance Sheet

                                                           The Company
                                                      ---------------------
                                                       Jan. 3,     Dec. 28,
    (In thousands)                                        1998         1996
    -----------------------------------------------------------------------
    Assets
    Current Assets:
      Cash                                             $ 1,617      $   780
      Accounts receivable, less allowances of
        $317 and $240                                    7,097        8,201
      Inventories                                        6,570        5,297
      Prepaid income taxes (Note 4)                      1,760        2,292
      Prepaid expenses                                     538          418
                                                       -------      -------

                                                        17,582       16,988
                                                       -------      -------

    Property, Plant, and Equipment, at Cost              4,433        3,388
      Less: Accumulated depreciation and amortization    1,840        1,148
                                                       -------      -------

                                                         2,593        2,240
                                                       -------      -------

    Cost in Excess of Net Assets of Acquired Companies  40,671       41,738
                                                       -------      -------

    Other Assets                                           724        1,609
                                                       -------      -------

                                                       $61,570      $62,575
                                                       =======      =======

    Liabilities and Shareholder's Investment
    Current Liabilities:
      Accounts payable                                 $ 1,975      $ 1,758
      Accrued payroll and employee benefits              2,426        1,927
      Accrued income taxes                                 776          682
      Accrued acquisition expenses (Note 2)                  -          565
      Accrued commissions                                  628          427
      Other accrued expenses                             2,530        2,521
      Due to affiliated companies                          121          151
                                                       -------      -------

                                                         8,456        8,031
                                                       -------      -------

    Commitments and Contingencies (Note 6)

    Shareholder's Investment:
      Net parent company investment                     53,100       54,509
      Cumulative translation adjustment                     14           35
                                                       -------      -------

                                                        53,114       54,544
                                                       -------      -------

                                                       $61,570      $62,575
                                                       =======      =======

    The accompanying notes are an integral part of these consolidated financial statements.

    Orion Research Inc.                             1997 Financial Statements

                Consolidated Statement of Cash Flows

                                            The Company          Predecessor
                                 ------------------------------- -----------
                                                         Dec. 1,     Jan. 1,
                                  Fiscal Year Ended         1995        1995
                                 -------------------     through     through
                                  Jan. 3,   Dec. 28,    Dec. 30,    Nov. 30,
    (In thousands)                   1998       1996        1995        1995
    ------------------------------------------------------------------------

    Operating Activities:
      Net income                 $  6,436   $  4,937    $    665    $  3,808
      Adjustments to reconcile
        net income to net cash
        provided by operating
        activities:
          Depreciation and
            amortization            1,765      2,002         198       1,632
          Provision for losses
            on accounts
            receivable                 85         60           5          78
          Increase (decrease)
            in deferred income
            taxes (Note 4)          1,411      1,045        (316)        414
          Other noncash expenses       92        102          11         255
          Changes in current
             accounts:
            Accounts receivable     1,019       (794)       (256)       (690)
            Inventories            (1,338)     1,029        (259)     (2,007)
            Other current assets     (120)      (142)        278         101
            Accounts payable          217     (1,310)        (60)        362
            Other current
              liabilities             189        535        (684)      5,701
                                 --------   --------    --------    --------

    Net cash provided by
      (used in) operating
      activities                    9,756      7,464        (418)      9,654
                                 --------   --------    --------    --------

    Investing Activities:
      Purchases of property,
        plant, and equipment       (1,057)    (1,842)        (20)       (228)
      Transfers to affiliates           -          -           -      (4,794)
      Other                             -          -         (34)          -
                                 --------   --------    --------    --------

    Net cash used in investing
      activities                   (1,057)    (1,842)        (54)     (5,022)
                                 --------   --------    --------    --------

    Orion Research Inc.                             1997 Financial Statements

                                            The Company          Predecessor
                                 ------------------------------- -----------
                                                         Dec. 1,     Jan. 1,
                                  Fiscal Year Ended         1995        1995
                                 -------------------     through     through
                                  Jan. 3,   Dec. 28,    Dec. 30,    Nov. 30,
    (In thousands)                  1998        1996        1995        1995
    ------------------------------------------------------------------------

    Financing Activities:
      Transfers (to) from
        parent company           $ (7,845)  $ (5,924)   $  1,318    $      -
      Payments under long-term
        and capital lease
        obligations                     -          -           -      (4,727)
      Otther                            -       (159)          -           -
                                 --------   --------    --------     --------

    Net cash provided by (used
      in) financing activities     (7,845)    (6,083)      1,318      (4,727)
                                 --------   --------    --------     --------


    Exchange Rate Effect on Cash      (17)        86         (44)        446
                                 --------   --------    --------    --------

    Increase (Decrease) in Cash       837       (375)        802         351

    Cash at Beginning of Period       780      1,155         353           2
                                 --------   --------    --------    --------

    Cash at End of Period        $  1,617   $    780    $  1,155    $    353
                                 ========   ========    ========    ========

    Cash Paid For:
      Income taxes               $    877   $    704    $    704    $      -
      Interest                         -           -           -        220

    The accompanying notes are an integral part of these consolidated financial statements.

    Orion Research Inc.                             1997 Financial Statements

               Consolidated Statement of Shareholder's Investment

                                                    Cumulative   Net Parent
                                                   Translation      Company
    (In thousands)                                  Adjustment   Investment
    -----------------------------------------------------------------------

                                   PREDECESSOR
    Balance December 31, 1994                         $(3,062)      $23,963
    Net income                                              -         3,808
    Translation adjustment                                446             -
                                                      -------       -------

    Balance November 30, 1995                          (2,616)       27,771

                                   THE COMPANY
    Net equity investment by parent company in
      excess of the net assets of the Predecessor       2,616        25,742
    Net income                                              -           665
    Net transfer from parent company                        -         1,318
    Translation adjustment                                (54)            -
                                                      -------       -------

    Balance December 30, 1995                             (54)       55,496
    Net income                                              -         4,937
    Net transfer to parent company                          -        (5,924)
    Translation adjustment                                 89             -
                                                      -------       -------

    Balance December 28, 1996                              35        54,509
    Net income                                              -         6,436
    Net transfer to parent company                          -        (7,845)
    Translation adjustment                                (21)            -
                                                      -------       -------

    Balance January 3, 1998                           $    14       $53,100
                                                      =======       =======


    The accompanying notes are an integral part of these consolidated financial statements.

    Orion Research Inc.                             1997 Financial Statements

                   Notes to Consolidated Financial Statements

   1.  Nature of Operations and Summary of Significant Accounting Policies

   Nature of Operations
       Orion Research Inc. (the Company) manufactures electrode-based chemical-measurement products that determine the quality of a wide variety of substances by measuring components, such as pH, ion, dissolved oxygen, and conductivity levels and are used in the agricultural, biomedical research, food-processing, and pharmaceutical industries.

   Relationship with Thermedics Inc. and Thermo Electron Corporation
       In December 1995, Thermedics Inc. acquired the Orion Laboratory
   Products Division (the Predecessor) of Analytical Technology Inc. (ATI) for $44,139,000 in cash and the assumption of approximately $8,600,000 of indebtedness. The borrowings were under a revolving credit agreement under which borrowings could be made in various currencies with interest at a base or LIBOR rate, as defined, for each currency, plus a spread which varied based on operating performance. The accompanying financial statements include the assets, liabilities, income, and expenses of the Company as included in Thermedics' consolidated financial statements. The accompanying financial statements do not include Thermedics' general corporate debt, which is used to finance operations of all of its respective business segments, or an allocation of Thermedics' interest expense. As of January 3, 1998, Thermedics is a 58%-owned subsidiary of Thermo Electron Corporation. The Company has had positive cash flows from operations for all periods presented.

   Principles of Consolidation
       The accompanying 1997 financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

   Fiscal Year and Periods Presented
       The Company has adopted a fiscal year ending the Saturday nearest December 31. The Predecessor also had a fiscal year ending the Saturday nearest December 31. The accompanying financial statements include the Predecessor's financial results for the period from January 1, 1995, through November 30, 1995. The accompanying financial statements include the Company's financial results for the period from December 1, 1995, the date the Company was acquired by Thermedics, through December 30, 1995, and the fiscal years ended December 28, 1996, (fiscal 1996) and January 3, 1998 (fiscal 1997). Fiscal 1997 and fiscal 1996 included 53 weeks and 52 weeks, respectively.

   Revenue Recognition
       The Company recognizes revenues upon shipment of its products. The Company provides a reserve for its estimate of warranty and installation costs at the time of shipment. The Company recognizes service revenue over the term of the contract.

   Income Taxes
       The Company and Thermedics have a tax allocation agreement under which the Company is included in Thermedics consolidated federal and certain state income tax returns. The agreement provides that in years in which the Company has taxable income, it will pay to Thermedics amounts

    Orion Research Inc.                             1997 Financial Statements

                   Notes to Consolidated Financial Statements

   1. Nature of Operations and Summary of Significant Accounting Policies (continued)

   comparable to the taxes the Company would have paid if it had filed separate tax returns.

       In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

   Cash
       The cash receipts and disbursements of the Company's domestic operations are combined with other Thermedics corporate cash transactions and balances. Therefore, cash of the Company's domestic operations is not included in the accompanying balance sheet.

   Inventories
       Inventories are stated at the lower of cost (on a first-in, first-out, or weighted average basis) or market value and include materials, labor, and manufacturing overhead. The components of inventories are as follows:

                                                             The Company
                                                         -----------------
                                                         Jan. 3,  Dec. 28,
   (In thousands)                                           1998      1996
   -----------------------------------------------------------------------

   Raw materials                                          $4,275    $2,685
   Work in process and finished goods                      2,295     2,612
                                                          ------    ------
                                                          $6,570    $5,297
                                                          ======    ======

   Property, Plant, and Equipment
       The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property, as follows: buildings, 25 years; machinery and equipment, 3 to 7 years; and leasehold

    Orion Research Inc.                             1997 Financial Statements

                   Notes to Consolidated Financial Statements

   1. Nature of Operations and Summary of Significant Accounting Policies (continued)

   improvements, the shorter of the term of the lease or the life of the asset. Property, plant, and equipment consist of the following:

                                                            The Company
                                                         -----------------
                                                         Jan. 3,  Dec. 28,
   (In thousands)                                           1998      1996
   -----------------------------------------------------------------------

   Land                                                   $   41    $   41
   Buildings                                                 209       214
   Machinery, equipment, and leasehold improvements        4,183     3,133
                                                          ------    ------
                                                           4,433     3,388

   Less: Accumulated depreciation and amortization         1,840     1,148
                                                          ------    ------
                                                          $2,593    $2,240
                                                          ======    ======

   Cost in Excess of Net Assets of Acquired Companies
       The excess of cost over the fair value of net assets of acquired companies is amortized using the straight-line method over 40 years. Accumulated amortization was $2,216,000 and $1,149,000 at January 3, 1998, and December 28, 1996, respectively. The Company assesses the future useful life of this asset whenever events or changes in circumstances indicate that the current useful life has diminished. The Company considers the future undiscounted cash flows of the acquired businesses in assessing the recoverability of this asset. If impairment has occurred, any excess of carrying value over fair value is recorded as a loss.

   Foreign Currency
       All assets and liabilities of the Company's foreign subsidiaries are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year in accordance with SFAS No. 52, "Foreign Currency Translation." Resulting translation adjustments are reflected as a separate component of shareholder's investment, titled "Cumulative translation adjustment." Foreign currency transaction gains and losses are included in the accompanying statement of income and are not material for each of the periods presented.

   Use of Estimates
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Orion Research Inc.                             1997 Financial Statements

                   Notes to Consolidated Financial Statements

   1. Nature of Operations and Summary of Significant Accounting Policies (continued)

   Fair Value of Financial Instruments
       The Company's financial instruments consist mainly of cash, accounts receivable, accounts payable, and due to affiliated companies, which approximate fair value due to their short-term nature.

   2.  Acquisition and Basis of Accounting

       In December 1995, Thermedics acquired the predecessor for $52,724,000 in cash, which included the repayment of approximately $8,600,000 of long-term indebtedness. The borrowings were under a revolving credit agreement under which borrowings could be made in various currencies with interest at a base or LIBOR rate, as defined, for each currency, plus a spread which varied based on operating performance. The acquisition was accounted for as a purchase, and Thermedics' new basis of accounting is reflected as of December 1, 1995.

       The purchase price exceeded the tangible net assets acquired by $42,681,000, which is being amortized over 40 years. The purchase price was allocated based on estimates of the fair value of the net assets acquired.

       In connection with its acquisition by Thermedics, the Company established reserves totaling $1,460,000 for restructuring certain business activities in accordance with Emerging Issues Task Force Pronouncement 95-3. The reserves were primarily for severance payments. During fiscal 1997 and 1996, the Company expended $895,000 and $565,000 of such reserves.

    Orion Research Inc.                             1997 Financial Statements

                   Notes to Consolidated Financial Statements

   3.  Employee Benefit Plans

   401(k) Savings Plan
       Substantially all of the Company's full-time U.S. employees are eligible to participate in Thermo Electron's 401(k) savings plan. Prior to December 1, 1995, eligible employees of the Predecessor participated in ATI's 401(k) savings plan. Contributions to the 401(k) savings plan are made by both the employee and the Company or Predecessor. Company and Predecessor contributions to the 401(k) plan are based upon the level of employee contributions. Contributions charged to expense were $309,000 for fiscal 1997, $372,000 for fiscal 1996, $20,000 for the period from December 1, 1995 to December 30, 1995, and $249,000 for the period from January 1, 1995 to November 30, 1995.

   4.  Income Taxes

       The components of income before provision for income taxes are as follows:
                                           The Company          Predecessor
                                ------------------------------- -----------
                                                        Dec. 1,     Jan. 1,
                                 Fiscal Year Ended         1995        1995
                                -------------------     through     through
                                Jan. 3,    Dec. 28,    Dec. 30,    Nov. 30,
   (In thousands)                  1998        1996        1995        1995
   ------------------------------------------------------------------------

   Domestic                     $ 7,040     $ 5,099     $   591     $ 4,014
   Foreign                        3,687       3,130         518       2,000
                                -------     -------     -------     -------

                                $10,727     $ 8,229     $ 1,109     $ 6,014
                                =======     =======     =======     =======

       The components of the provision for income taxes are as follows:
                                           The Company          Predecessor
                                ------------------------------- -----------
                                                        Dec. 1,     Jan. 1,
                                 Fiscal Year Ended         1995        1995
                                -------------------     through     through
                                Jan. 3,    Dec. 28,    Dec. 30,    Nov. 30,
   (In thousands)                  1998        1996        1995        1995
   ------------------------------------------------------------------------
   Currently payable:
     Federal                     $ 1,333    $   815     $   512     $ 1,803
     State                           660        668         134       1,049
     Foreign                         887        764         114         440
                                 -------    -------     -------     -------
                                   2,880      2,247         760       3,292
                                 -------    -------     -------     -------

   (Prepaid) Deferred:
     Federal                       1,362      1,191        (245)       (424)
     State                            49       (146)        (71)       (662)
                                 -------    -------     -------     -------

                                   1,411      1,045        (316)     (1,086)
                                 -------    -------     -------     -------

                                 $ 4,291    $ 3,292     $   444     $ 2,206
                                 =======    =======     =======     =======

    Orion Research Inc.                             1997 Financial Statements

                   Notes to Consolidated Financial Statements

   4.  Income Taxes (continued)

       The provision for income taxes in the accompanying statement of income differs from the provision calculated by applying the statutory federal income tax rate of 35% to income before provision for income taxes due to the following:
                                           The Company          Predecessor
                                ------------------------------- -----------
                                                        Dec. 1,     Jan. 1,
                                 Fiscal Year Ended         1995        1995
                                -------------------     through     through
                                Jan. 3,    Dec. 28,    Dec. 30,    Nov. 30,
   (In thousands)                  1998        1996        1995        1995
   ------------------------------------------------------------------------

   Provision for income taxes
     at statutory rate           $ 3,754    $ 2,880     $   388     $ 2,105
   Increases (decreases)
     resulting from:
     State income taxes, net
       of federal tax                461        339          41         306
     Amortization of cost in
       excess of net assets of
       acquired companies            397        391          28           -
     Foreign tax rate
       differential                 (403)      (332)        (67)       (260)
     Foreign sales corporation
       benefit                      (114)      (141)          -           -
     Nondeductible expenses
       and other                     196        155          54          55
                                 -------    -------     -------     -------

                                 $ 4,291    $ 3,292     $   444     $ 2,206
                                 =======    =======     =======     =======

       Short- and long-term prepaid income taxes in the accompanying balance sheet consist of the following:
                                                             The Company
                                                        -------------------
                                                        Jan. 3,     Dec. 28
   (In thousands)                                          1998        1996
   ------------------------------------------------------------------------

   Prepaid income taxes:
     Depreciation and amortization                      $   364     $   673
     Reserves and other accruals                            975       1,050
     Inventory basis difference                             463         795
     Tax loss and credit carryforwards                      884       1,454
     Other, net                                            (249)       (124)
                                                        -------     -------

                                                        $ 2,437     $ 3,848
                                                        =======     =======

       A provision has not been made for U.S. or additional foreign taxes on $1,000,000 of undistributed earnings of foreign subsidiaries that could be subject to taxation if remitted to the U.S. because the Company currently plans to keep these amounts permanently reinvested overseas.

    Orion Research Inc.                             1997 Financial Statements

                   Notes to Consolidated Financial Statements

   5.  Related Party Transactions

   Corporate Services Agreement
       Under a corporate services agreement between Thermedics and Thermo Electron under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management, and certain financial and other services, for which the Company paid Thermo Electron annually an amount equal to 1.0% of the Company's revenues in 1997 and 1996, and an amount equal to 1.20% of the Company's revenues in 1995. Beginning in fiscal 1998, the Company will pay an annual fee equal to 0.8% of the Company's revenues. The annual fee is reviewed and adjusted annually by mutual agreement of the parties. The corporate services agreement is renewed annually but can be terminated upon 30 days' prior notice by Thermedics or upon Thermedics withdrawal from the Thermo Electron Corporate Charter (the Thermo Electron Corporate Charter defines the relationship among Thermo Electron and its majority-owned subsidiaries). For these services, the Company was charged $531,000 and $509,000 for fiscal 1997 and 1996, respectively, and $62,000 for the period from December 1, 1995 to December 30, 1995. Management believes that the service fees charged by Thermo Electron are reasonable and that such fees are representative of the expenses the Company would have incurred on a stand-alone basis. For additional items such as employee benefit plans, insurance coverage, and other identifiable costs, Thermo Electron charges the Company based upon costs attributable to the Company.

   6.  Commitments and Contingencies

   Commitments
       The Company leases portions of its manufacturing and office facilities under various operating lease arrangements. The accompanying statement of income includes expenses from operating leases of $906,000, $1,392,000, $131,000 and $1,437,000 for fiscal 1997 and 1996, the period from December 1, 1995 through December 30, 1995, and the period from January 1, 1995 through November 30, 1995, respectively. Total future minimum payments due under noncancelable operating leases at January 3, 1998 are $912,000 in 1998; $723,000 in 1999; $640,000 in 2000; $571,000 in 2001; $642,000 in 2002; and
   $2,568,000 in 2003 and thereafter. Total future minimum lease payments are $6,056,000.

   Contingencies
       The Company is contingently liable with respect to lawsuits and other matters that arose in the ordinary course of business. In the opinion of management, these contingencies will not have a material adverse effect upon the financial position of the Company or its results of operations.

    Orion Research Inc.                             1997 Financial Statements

                   Notes to Consolidated Financial Statements

   7.  Significant Customers and Export Sales

       Sales to one customer accounted for 18%, 17%, and 13% and sales to a second customer accounted for 18%, 13%, and 11% of total revenues for fiscal 1997 and 1996, and for the period from January 1, 1995 through November 30, 1995, respectively.

       Export revenues to Asia accounted for 12%, 11%, 10%, and 11% of the Company's total revenues for fiscal 1997 and 1996, the period from December 1, 1995 through December 30, 1995, and the period from January 1, 1995 through November 30, 1995, respectively. Export revenues to Europe accounted for 11%, 11%, 11%, and 12% of the Company's total revenues for fiscal 1997 and 1996, the period from December 1, 1995 through December 30, 1995, and the period from January 1, 1995 through November 30, 1995, respectively. Other export revenues accounted for 9%, 7%, 5%, and 8% of the Company's total revenues for fiscal 1997 and 1996, the period from December 1, 1995 through December 30, 1995, and the period from January 1, 1995 through November 30, 1995, respectively. In general, export sales are denominated in U.S. dollars.

   8.  Subsequent Event

       In April 1998, Thermedics agreed to sell the Company to Thermedics Detection Inc., one of its publicly held, majority-owned subsidiaries, for 5,961,225 shares of Thermedics Detection common stock.

                            THERMEDICS DETECTION INC.

                        Consolidated Financial Statements

                                    1997

Thermedics Detection Inc.                        1997 Financial Statements

                        Consolidated Statement of Income

(In thousands except per share amounts)        1997       1996        1995
--------------------------------------------------------------------------

Revenues (Notes 6 and 8):
  Product revenues                         $ 89,264   $ 80,557    $ 23,298
  Service revenues                           15,110     14,047       9,645
                                           --------   --------    --------

                                            104,374     94,604      32,943
                                           --------   --------    --------

Costs and Operating Expenses:
  Cost of product revenues (Note 6)          38,694     37,857      12,065
  Cost of service revenues                    7,701      7,753       5,387
  Selling, general, and administrative
    expenses (Note 6)                        28,515     31,198       8,824
  Research and development expenses           9,643      8,100       3,068
                                           --------   --------    --------

                                             84,553     84,908      29,344
                                           --------   --------    --------

Operating Income                             19,821      9,696       3,599
Interest Income                               2,072        229           -
Interest Expense, Related Party (Note 2)     (1,239)    (1,119)          -
Other Income (Expense), Net                      23         12         (72)
                                           --------   --------    --------

Income Before Provision for Income Taxes     20,677      8,818       3,527
Provision for Income Taxes (Note 4)           8,171      3,519       1,354
                                           --------   --------    --------

Net Income                                 $ 12,506   $  5,299    $  2,173
                                           ========   ========    ========

Basic and Diluted Earnings per Share
  (Note 9)                                 $    .67   $    .33    $    .21
                                           ========   ========    ========

Weighted Average Shares (Note 9):
  Basic                                      18,721     16,236      10,491
                                           ========   ========    ========
  Diluted                                    18,732     16,253      10,494
                                           ========   ========    ========


The accompanying notes are an integral part of these consolidated financial statements.

Thermedics Detection Inc.                         1997 Financial Statements

                           Consolidated Balance Sheet

(In thousands)                                            1997        1996
--------------------------------------------------------------------------

Assets
Current Assets:
  Cash and cash equivalents (includes $40,043
    and $10,976 under repurchase agreement
    with affiliated company)                          $ 46,352    $ 14,264
  Accounts receivable, less allowances of $1,127
    and $1,455                                          18,223      17,588
  Inventories                                           16,819      14,090
  Unbilled contract costs and fees                         836         307
  Prepaid and refundable income taxes (Note 4)           3,595       4,465
  Prepaid expenses                                       1,439         965
                                                      --------    --------

                                                        87,264      51,679
                                                      --------    --------

Property, Plant, and Equipment, at Cost, Net             4,011       4,024
                                                      --------    --------

Cost in Excess of Net Assets of Acquired Companies
  (Note 2)                                              55,792      58,432
                                                      --------    --------

Other Assets                                             1,198       1,923
                                                      --------    --------

                                                      $148,265    $116,058
                                                      ========    ========

Thermedics Detection Inc.                        1997 Financial Statements

                   Consolidated Balance Sheet

(In thousands except share amounts)                       1997        1996
--------------------------------------------------------------------------

Liabilities and Shareholders' Investment
Current Liabilities:
  Promissory note to parent company (Note 2)          $ 21,200    $      -
  Accounts payable                                       3,868       4,788
  Accrued income taxes                                   2,331       1,016
  Deferred revenue                                       1,689       1,281
  Accrued payroll and employee benefits                  3,852       3,302
  Accrued installation and warranty expenses             1,154       1,714
  Customer deposits                                        782         637
  Other accrued expenses                                 4,628       6,314
  Due to parent company and affiliated companies         1,415         312
                                                      --------    --------

                                                        40,919      19,364
                                                      --------    --------

Deferred Income Taxes (Note 4)                               -          40
                                                      --------    --------

Promissory Note to Parent Company (Note 2)                   -      21,200
                                                      --------    --------

Commitments (Note 5)

Shareholders' Investment (Notes 3, 7, and 11):
  Common stock, $.10 par value, 50,000,000 shares
    authorized; 19,316,684 and 16,645,725 pro forma
    shares issued and outstanding                        1,932       1,664
  Capital in excess of par value                        93,755      67,043
  Retained earnings                                     13,206       7,136
  Cumulative translation adjustment                     (1,547)       (389)
                                                      --------    --------

                                                       107,346      75,454
                                                      --------    --------

                                                      $148,265    $116,058
                                                      ========    ========


The accompanying notes are an integral part of these consolidated financial statements.

Thermedics Detection Inc.                         1997 Financial Statements

(In thousands)                                 1997       1996        1995
--------------------------------------------------------------------------

Operating Activities:
  Net income                               $ 12,506   $  5,299    $  2,173
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities:
      Depreciation and amortization           3,287      4,366       1,357
      Provision for losses on accounts
        receivable                              201        642         103
      Other noncash expense                     376      1,906         738
      Decrease in deferred income taxes       1,371      1,045        (356)
      Changes in current accounts,
        excluding the effects of
        acquisitions:
          Accounts receivable                (1,134)    (2,570)        795
          Unbilled contract costs and
            fees                               (549)       845        (931)
          Inventories                        (3,298)     2,283      (3,472)
          Other current assets                  (52)      (741)        162
          Accounts payable                     (884)      (552)        122
          Other current liabilities           1,870      1,580      (3,076)
                                           --------   --------    --------

Net cash provided by (used in) operating
  activities                                 13,694     14,103      (2,385)
                                           --------   --------    --------

Investing Activities:
  Acquisitions (Note 2)                           -    (21,668)          -
  Acquisition of product line (Note 2)            -       (300)          -
  Purchases of machinery, equipment, and
    leasehold improvements                   (1,832)    (2,608)       (628)
  Proceeds from sale of machinery,
    equipment, and leasehold improvements        28        113          19
  Other                                          82          -           -
                                           --------   --------    --------

Net cash used in investing activities        (1,722)   (24,463)       (609)
                                           --------   --------    --------

Financing Activities:
  Net proceeds from issuance of Company
    common stock (Note 7)                    28,078      6,964           -
  Proceeds from issuance of promissory
    note to parent company (Note 2)               -     21,200           -
  Additional capital contributions and
    transfers to parent company, net              -        120       3,170
  Orion transfers (to) from Thermedics       (7,845)    (5,924)      1,318
  Other                                         (61)      (174)          -
                                           --------   --------    --------

Net cash provided by financing
  activities                               $ 20,172   $ 22,186    $  4,488
                                           --------   --------    --------

Thermedics Detection Inc.                         1997 Financial Statements

 (In thousands)                                1997       1996        1995
--------------------------------------------------------------------------

Exchange Rate Effect on Cash               $    (56)  $      1    $   (182)
                                           --------   --------    --------

Increase in Cash and Cash Equivalents        32,088     11,827       1,312
Cash and Cash Equivalents at Beginning
  of Year                                    14,264      2,437       1,125
                                           --------   --------    --------

Cash and Cash Equivalents at End
  of Year                                  $ 46,352   $ 14,264    $  2,437
                                           ========   ========    ========

Cash Paid For:
  Interest                                 $    609   $    596    $      -
  Income taxes                             $  3,057   $  1,322    $    856

Noncash Activities (Note 11):
  Fair value of assets of acquired
    companies                              $      -   $ 24,328    $      -
  Cash paid for acquired companies                -    (21,668)          -
                                           --------   --------    --------

    Liabilities assumed of acquired
      companies                            $      -   $  2,660    $      -
                                           ========   ========    ========


The accompanying notes are an integral part of these consolidated financial statements.

Thermedics Detection Inc.                        1997 Financial Statements

              Consolidated Statement Shareholders' Investment

(In thousands)                                1997        1996       1995
-------------------------------------------------------------------------

Common Stock, $.10 Par Value
  Balance at beginning of year            $  1,664    $  1,596   $  1,000
  Net proceeds from issuance of Company
    common stock (Note 7)                      268          68          -
  Company common stock issuable for the
    acquisition of Orion (Note 11)               -           -        596
                                          --------    --------   --------

  Balance at end of year                     1,932       1,664      1,596
                                          --------    --------   --------

Capital in Excess of Par Value
  Balance at beginning of year              67,043      60,349      2,814
  Issuance of stock under employees'
    and directors' stock plans                   6           -          -
  Tax benefit related to employees' and
    directors' stock plans                     305           -          -
  Net proceeds from issuance of Company
    common stock (Note 7)                   27,810       6,896          -
  Additional capital contributions               -         120      3,300
  Orion transfers (to) from Thermedics      (1,409)       (322)     1,318
  Company common stock issuable for the
    acquisition of Orion (Note 11)               -           -     52,917
                                          --------    --------   --------

  Balance at end of year                    93,755      67,043     60,349
                                          --------    --------   --------

Retained Earnings
  Balance at beginning of year               7,136       7,439      5,396
  Net income                                12,506       5,299      2,173
  Transfer to parent company, net                -           -       (130)
  Orion transfers to Thermedics             (6,436)     (5,602)         -
                                          --------    --------   --------

  Balance at end of year                    13,206       7,136      7,439
                                          --------    --------   --------

Cumulative Translation Adjustment
  Balance at beginning of year                (389)       (169)        (2)
  Translation adjustment                    (1,158)       (220)      (167)
                                          --------    --------   --------

  Balance at end of year                    (1,547)       (389)      (169)
                                          --------    --------   --------

Total Shareholders' Investment            $107,346    $ 75,454   $ 69,215
                                          ========    ========   ========

The accompanying notes are an integral part of these consolidated financial statements.

Thermedics Detection Inc.                        1997 Financial Statements

                 Notes to Consolidated Financial Statements

1.  Nature of Operations and Summary of Significant Accounting Policies
----------------------------------------------------------------------------

Nature of Operations
    Thermedics Detection Inc. (the Company) develops, manufactures, and markets high-speed detection and measurement systems used in on-line industrial process applications, security applications, and laboratory analysis. The Company's industrial process systems use ultratrace chemical detectors, high-speed gas chromatography, X-ray imaging, near-infrared spectroscopy, and other technologies for quality assurance of in-process and finished products, primarily in the food, beverage, pharmaceutical, forest products, chemical, and other consumer products industries. The Company's security instruments use simultaneous trace particle- and vapor-detection techniques based on its proprietary chemiluminesence and high-speed gas chromatography technologies. Customers use the Company's security instruments to detect plastic and other explosives at airports and border crossings, for other high-security screening applications, and for forensics and search applications. The Company's Orion Research Inc. subsidiary manufactures electrode-based chemical-measurement products that determine the quality of a wide variety of substances by measuring components, such as pH, ion, dissolved oxygen, and conductivity levels and are used in the agricultural, biomedical research, food processing, and pharmaceutical industries.

Relationship with Thermedics Inc. and Thermo Electron Corporation
    The Company operated as a division of Thermedics Inc. until its incorporation as a Massachusetts corporation in December 1990. In connection with the Company's incorporation, Thermedics transferred to the Company its TEA Analyzer and certain other trace detection technologies in exchange for 10,000,000 shares of the Company's common stock. As of January 3, 1998, Thermedics owned 16,088,900 shares of the Company's pro forma outstanding common stock, representing 83% of such pro forma stock outstanding (as adjusted to reflect 5,961,225 shares of the Company's common stock issuable to Thermedics for the acquisition of Orion; Note 11). As of January 3, 1998, Thermedics is a 58%-owned subsidiary of Thermo Electron Corporation.

Principles of Consolidation
    The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated. Certain amounts in fiscal 1996 have been reclassified to conform to the fiscal 1997 financial statement presentation.

Fiscal Year
    The Company has adopted a fiscal year ending the Saturday nearest December
31. References to 1997, 1996, and 1995 are for the fiscal years ended January 3, 1998, December 28, 1996, and December 30, 1995, respectively. Fiscal year 1997 included 53 weeks; 1996 and 1995 each included 52 weeks.

1.  Nature of Operations and Summary of Significant Accounting Policies
    (continued)

Revenue Recognition
    The Company recognizes product revenues upon shipment of its products. The Company provides a reserve for its estimate of warranty and installation costs at the time of shipment. The Company recognizes service revenues over the term of the contract. Deferred revenue in the accompanying balance sheet consists of unearned revenue on service contracts which is recognized over the life of the service contract. Revenues and profits on long-term contracts are recognized using the percentage-of-completion method. Revenues recorded under the percentage of-completion method, including revenues from long-term research and development contracts, were $1,376,000, $1,758,000, and $3,987,000 in 1997,
1996, and 1995, respectively. The percentage of completion is determined by relating the actual costs incurred to date to management's estimate of total costs to be incurred on each contract. If a loss is indicated on any contract in process, a provision is made currently for the entire loss. Contracts generally provide for the billing of customers on a cost-plus-fixed-fee basis as costs are incurred. Revenues earned on contracts in process in excess of billings are classified as unbilled contract costs and fees in the accompanying balance sheet. There are no significant amounts included in the accompanying balance sheet that are not expected to be recovered from existing contracts at current contract values, or that are not expected to be collected within one year, including amounts that are billed but not paid under retainage provisions.

Stock-based Compensation Plans
    The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its stock-based compensation plans (Note 3). Accordingly, no accounting recognition is given to stock options granted at fair market value until they are exercised. Upon exercise, net proceeds, including tax benefits realized, are credited to equity.

Income Taxes
    In the periods prior to its initial public offering, the Company was included in Thermedics' consolidated federal and certain state income tax returns. Subsequent to the Company's initial public offering in March 1997, Thermedics' equity ownership of the Company was reduced below 80% and, as a result, the Company is required to file its own federal income tax return.
    In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

1.  Nature of Operations and Summary of Significant Accounting Policies
    (continued)

Earnings per Share
    During the fourth quarter of 1997, the Company adopted SFAS No. 128, "Earnings per Share" (Note 9). As a result, all previously reported earnings per share have been restated. Basic earnings per share have been computed by dividing net income by the weighted average number of shares outstanding during the year. Diluted earnings per share have been computed assuming the exercise of stock options, as well as their related income tax effects.

Stock Split
    In March 1996, the Company declared and effected a two-for-three reverse stock split. All share and per share information reflects the reverse stock split.

Cash and Cash Equivalents
    At year-end 1997 and 1996, $40,043,000 and $10,976,000, respectively, of the
Company's cash equivalents were invested in a repurchase agreement with Thermo Electron. Under this agreement, the Company in effect lends excess cash to Thermo Electron, which Thermo Electron collateralizes with investments principally consisting of corporate notes, commercial paper, U.S. government-agency securities, money market funds, and other marketable securities, in the amount of at least 103% of such obligation. The Company's funds subject to the repurchase agreement are readily convertible into cash by the Company and have an original maturity of three months or less. The Company's repurchase agreement earns a rate based on the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. At year-end 1997 and 1996, the Company's cash equivalents also included investments in commercial paper and short-term certificates of deposits of the Company's foreign operations, which have an original maturity of three months or less. Cash equivalents are carried at cost, which approximates market value.

Inventories
    Inventories are stated at the lower of cost (on a first-in, first-out basis) or market value and include materials, labor, and manufacturing overhead. The components of inventories are as follows:

(In thousands)                                             1997       1996
--------------------------------------------------------------------------

Raw material and supplies                               $ 9,698    $ 8,820
Work in process                                           1,599      1,350
Finished goods                                            5,522      3,920
                                                        -------    -------

                                                        $16,819    $14,090
                                                        =======    =======

1.  Nature of Operations and Summary of Significant Accounting Policies
    (continued)

Property, Plant, and Equipment
    The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: buildings, 25 years; machinery and equipment, three to ten years; and leasehold improvements, the lesser of the term of the lease or the life of the asset.

(In thousands)                                             1997       1996
--------------------------------------------------------------------------

Land and buildings                                      $   250    $   255
Machinery, equipment, and leasehold improvements         10,447      8,816
                                                        -------    -------

                                                         10,697      9,071
Less: Accumulated depreciation and amortization           6,686      5,047
                                                        -------    -------

                                                        $ 4,011    $ 4,024
                                                        =======    =======

Cost in Excess of Net Assets of Acquired Companies
    The excess of cost over the fair value of net assets of acquired companies is amortized using the straight-line method over 40 years. Accumulated amortization was $3,021,000 and $1,552,000 at January 3, 1998, and December 28, 1996, respectively. The Company assesses the future useful life of this asset whenever events or changes in circumstances indicate that the current useful life has diminished. The Company considers the future undiscounted cash flows of the acquired companies in assessing the recoverability of this asset. If impairment has occurred, any excess of carrying value over fair value is recorded as a loss.

Foreign Currency
    All assets and liabilities of the Company's foreign subsidiaries are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year in accordance with SFAS No. 52, "Foreign Currency Translation." Resulting translation adjustments are reflected as a separate component of shareholders' investment titled "Cumulative translation adjustment." Foreign currency transaction gains and losses are included in the accompanying statement of income and are not material for the three years presented.

Fair Value of Financial Instruments
    The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, promissory note to parent company, accounts payable, and due to parent company and affiliated companies. Their respective carrying amounts in the accompanying balance sheet

1.  Nature of Operations and Summary of Significant Accounting Policies
    (continued)

approximate fair value due to their short-term nature, except for the promissory note to parent company. The carrying amount of the promissory note to parent company approximates fair value due to its variable interest rate.

Use of Estimates
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Presentation
    The historical information for all periods presented has been restated to reflect the May 6, 1998, acquisition of Orion (Note 11). Because the Company and Orion were deemed for accounting purposes to be under control of their common majority owner, Thermedics, since December 1, 1995, the date Thermedics acquired Orion, the transaction has been accounted for at historical cost in a manner similar to a pooling of interests for the period under common control.

2.  Acquisitions
----------------------------------------------------------------------------

    On January 25, 1996, the Company acquired the assets of Moisture Systems Corporation and certain affiliated companies (collectively, Moisture Systems), and the stock of Rutter & Co. B.V. (Rutter) for a total purchase price of $21,668,000 in cash, which included the repayment of $700,000 of debt. Moisture Systems and Rutter design, manufacture, and sell instruments that use near-infrared spectroscopy to measure moisture and other product constituents, including fats, proteins, oils, flavorings, solvents, adhesives, and coatings, in a variety of manufacturing processes. These systems are used in the food, pharmaceutical, chemical, pulp and paper, and other industries. To finance these acquisitions, the Company borrowed $21,200,000 from Thermedics pursuant to a promissory note due March 1998, bearing interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. As of January 3, 1998, and December 28, 1996, the interest rate on the promissory note was 5.76% and 5.77%, respectively. In December 1996, the Company acquired certain moisture measurement product lines for approximately $300,000 in cash. In addition, the Company has agreed to pay a licensing fee on sales of these products through December 2000.
    These acquisitions have been accounted for using the purchase method of accounting and their results of operations have been included in the accompanying financial statements from their respective dates of acquisition. The aggregate cost of Moisture Systems and Rutter exceeded the estimated fair value of the acquired net assets by $16,905,000, which is being amortized over 40 years. Allocation of the purchase price for these acquisitions was completed in 1997 and was based on estimates of the fair value of the net assets acquired.
    The following table presents selected financial information for the Company, Moisture Systems, and Rutter on a pro forma basis, assuming the companies had been combined since the beginning of 1995.

(In thousands except per share amounts)                  1996       1995
------------------------------------------------------------------------

Revenues                                                $96,151    $51,474
Net income                                                5,457      2,461
Basic and diluted earnings per share                        .34        .23

    The pro forma results are not necessarily indicative of future operations or the actual results that would have occurred had the acquisitions of Moisture Systems and Rutter been made at the beginning of 1995.

3.  Employee Benefit Plans
----------------------------------------------------------------------------

Stock-based Compensation Plans

Stock Option Plan
      The Company has a stock-based compensation plan for its key employees, directors, and others, which permits the grant of a variety of stock and stock-based awards as determined by the human resources committee of the Company's Board of Directors (the Board Committee), including restricted stock, stock options, stock bonus shares, or performance-based shares. The option recipients and the terms of options granted under this plan are determined by the Board Committee. To date, only nonqualified stock options have been granted by the Board Committee under this plan. Options granted prior to the Company's initial public offering became exercisable in June 1997, but are subject to certain transfer restrictions and the right of the Company to repurchase shares issued upon exercise of the options at the exercise price, upon certain events. The restrictions and repurchase rights generally lapse ratably over a five- to ten-year period, depending on the term of the option, which generally ranges from seven to twelve years. Nonqualified stock options may be granted at any price determined by the Board Committee, although incentive stock options must be granted at not less than the fair market value of the Company's common stock on the date of grant. To date, all options have been granted at fair market value.

----------------------------------------------------------------------------

    A summary of the Company's stock option activity is as follows:

                         1997              1996               1995
                   ----------------   ----------------  -----------------
                           Weighted           Weighted           Weighted
                   Number   Average   Number   Average  Number    Average
(Shares in             of  Exercise       of  Exercise      of   Exercise
thousands)         Shares     Price   Shares     Price  Shares      Price
----------------------------------------------------------------------------

Options outstanding,
  beginning of year   218    $10.41       25    $ 9.75      26     $ 9.75

    Granted           550     10.94      207     10.45       2       9.75

    Exercised          (1)     9.75        -         -       -          -

    Forfeited        (111)    11.09      (14)     9.79      (3)      9.75
                    -----    ------    -----    ------   -----     ------

Options outstanding,
 end of year          656    $10.74      218    $10.41      25     $ 9.75
                    =====    ======    =====    ======   =====     ======

Options
  exercisable         656    $10.74        -    $    -       -     $    -
                    =====    ======    =====    ======   =====     ======

Options available
  for grant           177                116               309
                    =====              =====             =====

    As of January 3, 1998, the options outstanding were exercisable at prices ranging from $9.55 to $12.46 and had a weighted average remaining contractual life of 8.1 years.

Employee Stock Purchase Program
    Substantially all of the Company's full-time U.S. employees are eligible to participate in an employee stock purchase program sponsored by Thermedics and Thermo Electron. Under this program, shares of Thermedics' and Thermo Electron's common stock may be purchased at the end of a 12-month period at 95% of the fair market value at the beginning of the period, and the shares purchased are subject to a six-month resale restriction. Prior to November 1, 1995, the applicable shares of common stock could be purchased at 85% of the fair market value at the beginning of the period, and the shares purchased were subject to a one-year resale restriction. Shares are purchased through payroll deductions of up to 10% of each participating employee's gross wages.

----------------------------------------------------------------------------

Pro Forma Stock-based Compensation Plans Expense
    In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which sets forth a fair-value based method of recognizing stock-based compensation expense. As permitted by SFAS No. 123, the Company has elected to continue to apply APB 25 in accounting for its stock-based compensation plans. Had compensation cost for awards in 1997 and 1996 under the Company's stock-based compensation plans been determined based on the fair value at the grant dates consistent with the method set forth under SFAS No. 123, the effect on the Company's net income and earnings per share would have been as follows:

(In thousands except per share amounts)                    1997      1996
-------------------------------------------------------------------------

Net income:
  As reported                                           $12,506    $5,299
  Pro forma                                              11,794     4,908
Basic and diluted earnings per share:
  As reported                                               .67       .33
  Pro forma                                                 .63       .30

    Pro forma net income for 1995 was not materially different from historical net income in 1995.
    Because the method prescribed by SFAS No. 123 has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation expense may not be representative of the amount to be expected in future years. Pro forma compensation expense for options granted is reflected over the vesting period; therefore future pro forma compensation expense may be greater as additional options are granted.
    The weighted average fair value per share of options granted was $4.44, $3.76, and $4.15 in 1997, 1996, and 1995, respectively. The fair value of each option grant is estimated on the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                       1997        1996
------------------------------------------------------------------------
Volatility                                               28%           -
Risk-free interest rate                                 6.1%        6.4%
Expected life of options                           5.9 years   7.0 years

    The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

----------------------------------------------------------------------------

401(k) Savings Plan
    Substantially all of the Company's full-time U.S. employees are eligible to participate in Thermo Electron's 401(k) savings plan. Contributions to the 401(k) savings plan are made by both the employee and the Company. Company contributions are based upon the level of employee contributions. For this plan, the Company contributed and charged to expense $611,000, $619,000, and $253,000 in 1997, 1996, and 1995, respectively.

Defined Benefit Pension Plan
    The Company's Rutter subsidiary, acquired in January 1996, has a defined benefit pension plan covering substantially all of its full-time employees. The Company's funding policy is to make contributions within a range required by applicable regulations in The Netherlands.
     Net periodic pension costs included the following components:

(In thousands)                                            1997        1996
--------------------------------------------------------------------------

Service cost                                              $ 23        $ 22
Interest cost on projected benefit obligation               53          45
Return on plan assets                                      (62)         (9)
Amortization of unrecognized obligations                    18         (26)
                                                          ----        ----

                                                          $ 32        $ 32
                                                          ====        ====

    The funded status of the Company's defined benefit pension plan is as follows:

(In thousands)                                            1997        1996
--------------------------------------------------------------------------

Actuarial present value of benefit obligations:
  Vested benefits                                         $316        $607
  Nonvested benefits                                         -           -
                                                          ----        ----

  Accumulated benefit obligations                          316         607
Effect of projected future salary increases                 90         152
                                                          ----        ----

Projected benefit obligation                               406         759
Less: Plan assets at fair value                            662         965
                                                          ----        ----

Excess of plan assets over projected benefit obligation    256         206
Unrecognized net gain                                      181         196
Initial unrecognized net obligation                        (63)        (69)
                                                          ----        ----

  Prepaid pension cost                                    $374        $333
                                                          ====        ====

----------------------------------------------------------------------------

    Significant actuarial assumptions used to determine the net periodic pension cost were as follows: discount rate - 7.5%; rate of increase in salary levels up to age 45 - 4.5%; rate of increase in salary levels after age 45 - 2.5%; and expected long-term rate of return on assets - 4.0%.

4.  Income Taxes
----------------------------------------------------------------------------

    The components of income before provision for income taxes are as follows:

(In thousands)                                 1997        1996       1995
--------------------------------------------------------------------------

Domestic                                    $15,051     $ 3,357    $ 2,788
Foreign                                       5,626       5,461        739
                                            -------     -------    -------

                                            $20,677     $ 8,818    $ 3,527
                                            =======     =======    =======

    The components of the provision for income taxes are as follows:

(In thousands)                                 1997       1996        1995
--------------------------------------------------------------------------

Currently payable:
  Federal                                    $3,716     $  465      $1,193
  State                                       1,285        578         300
  Foreign                                     1,512      1,456         208
                                             ------     ------      ------

                                              6,513      2,499       1,701
                                             ------     ------      ------
Net deferred (prepaid):
  Federal                                     1,467        996        (270)
  State                                          75       (180)        (77)
  Foreign                                       116        204           -
                                             ------     ------      ------

                                              1,658      1,020        (347)
                                             ------     ------      ------

                                             $8,171     $3,519      $1,354
                                             ======     ======      ======

    The Company receives a tax deduction upon exercise of nonqualified stock options by employees for the difference between the exercise price and the market price of the Company's common stock on the date of exercise. The provision for income taxes that is currently payable does not reflect $305,000 of such benefits that have been allocated to capital in excess of par value in 1997.

----------------------------------------------------------------------------

    The provision for income taxes in the accompanying statement of income differs from the provision calculated by applying the statutory federal income tax rate of 34% to income before provision for income taxes due to the following:

(In thousands)                                 1997       1996        1995
--------------------------------------------------------------------------

Provision for income taxes at statutory
  rate                                       $7,030     $2,998      $1,199
Increases (decreases) resulting from:
  State income taxes, net of federal tax        891        258         147
  Amortization of cost in excess of net
    assets of acquired companies                432        424          33
  Foreign tax rate and tax law differential    (321)      (229)        (48)
  Tax benefit of foreign sales corporation     (289)      (141)       (133)
  Deemed dividend from foreign subsidiary         -          -          80
  Other, net                                    428        209          76
                                             ------     ------      ------

                                             $8,171     $3,519      $1,354
                                             ======     ======      ======

    Prepaid income taxes and deferred income taxes in the accompanying balance sheet consist of the following:

(In thousands)                                            1997       1996
-------------------------------------------------------------------------

Prepaid (deferred) income taxes:
  Reserves and other accruals                           $2,009     $1,974
  Inventory basis difference                             1,615      1,106
  Long-term assets                                         188        (40)
  Accrued compensation                                      56        130
  Depreciation and amortization                            673        364
  Tax loss and credit carryforwards                      1,454        884
  Other, net                                              (124)      (217)
                                                        ------     ------

                                                        $5,871     $4,201
                                                        ======     ======

    A provision has not been made for U.S. or additional foreign taxes on $4,415,000 of undistributed earnings of foreign subsidiaries that could be subject to taxation if remitted to the U.S. because the Company currently plans to keep these amounts permanently reinvested overseas.

5.  Commitments
----------------------------------------------------------------------------

    The Company leases portions of its office and operating facilities under various operating lease arrangements. The accompanying statement of income includes expenses from operating leases of $1,984,000, $2,727,000, and $673,000 in 1997, 1996, and 1995, respectively, net of third party sublease income of $181,000 in 1997. Total future minimum payments due under noncancelable operating leases at January 3, 1998, are $2,113,000

----------------------------------------------------------------------------

in 1998; $1,762,000 in 1999; $1,518,000 in 2000; $1,350,000 in 2001; $1,439,000
in 2002; and $5,486,000 in 2003 and thereafter. Total future minimum lease payments are $13,668,000 and have not been reduced by minimum sublease rental income of $1,160,000 due through 2002 under noncancelable operating subleases. See Note 6 for office and manufacturing space leased from a related party.

6.  Related-party Transactions
----------------------------------------------------------------------------

Corporate Services Agreement
    The Company and Thermo Electron have a corporate services agreement under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management, and certain financial and other services, for which the Company paid Thermo Electron an annual fee equal to 1.0% of the Company's revenues in 1997 and 1996, and an amount equal to 1.20% of the Company's revenues in 1995. Beginning in fiscal 1998, the Company will pay an annual fee equal to 0.8% of the Company's revenues. The annual fee is reviewed and adjusted annually by mutual agreement of the parties. Management believes that the service fee charged by Thermo Electron is reasonable and that such fees are representative of the expenses the Company would have incurred on a stand-alone basis. The corporate services agreement is renewed annually but can be terminated upon 30 days' prior notice by the Company or upon the Company's withdrawal from the Thermo Electron Corporate Charter (the Thermo Electron Corporate Charter defines the relationship among Thermo Electron and its majority-owned subsidiaries). In addition, the Company uses contract administration services of a majority-owned subsidiary of Thermo Electron and is charged based on actual usage. For these services, as well as the administrative services provided by Thermo Electron, the Company was charged $1,110,000, $947,000, and $397,000 in 1997, 1996, and 1995, respectively. For additional items such as employee benefit plans, insurance coverage, and other identifiable costs, Thermo Electron charges the Company based upon costs attributable to the Company.

Research and Development Agreement
    Pursuant to a subcontract entered into in October 1993, the Company performs research and development services for Thermo Coleman Corporation, which is the prime contractor under a contract with the U.S. Department of Energy. Thermo Coleman is a wholly owned subsidiary of Thermo Electron. Thermo Coleman paid the Company $533,000, $619,000, and $829,000 for services rendered in 1997, 1996, and 1995, respectively.

Distribution Agreement
    Pursuant to an international distributorship agreement, the Company appointed Arabian Business Machines Co. (ABM) as its exclusive distributor of the Company's security instruments in certain Middle

----------------------------------------------------------------------------

Eastern countries. ABM is a member of The Olayan Group. Ms. Hutham S. Olayan, a director of Thermo Electron, is the president and a director of Olayan America Corporation and Competrol Real Estate Limited, two other members of The Olayan Group, which are indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Revenues recorded under this agreement totaled $480,000, $652,000, and $3,000, in 1997, 1996, and 1995,
respectively.

Other Related-party Transactions
    The Company purchases and sells products in the ordinary course of business with other companies affiliated with Thermo Electron. Sales of products to such affiliated companies totaled $147,000, $114,000, and $122,000 in 1997, 1996, and
1995, respectively. Purchases of products from such affiliated companies totaled $237,000, $253,000, and $330,000 in 1997, 1996, and 1995, respectively.

Sublease Agreement
    In 1997, the Company subleased approximately 8,000 square feet of space in its Chelmsford, Massachusetts, facility to Thermo Cardiosystems Inc., a publicly traded, majority-owned subsidiary of Thermedics, under a two-year sublease agreement. Under this sublease, Thermo Cardiosystems will pay the Company base rent of $40,000 in the first year and $44,000 in the second year, as well as approximately $33,000 per year, representing Thermo Cardiosystems' pro rata allocation of the facility's aggregate operating costs, real estate taxes, and utilities. The accompanying statement of income includes income from this sublease agreement of $73,000 in 1997.

Repurchase Agreement
    The Company invests excess cash in a repurchase agreement with Thermo Electron as discussed in Note 1.

7.  Common Stock
----------------------------------------------------------------------------

Sale of Common Stock
    In March 1997, the Company sold 2,671,292 shares of common stock in an initial public offering at $11.50 per share, for net proceeds of $28,078,000.
    In November 1996, the Company sold 383,500 shares of its common stock in a private placement at $10.75 per share, for net proceeds of $3,964,000.
    In March 1996, the Company sold 300,000 shares of its common stock in a private placement at $10.00 per share, for net proceeds of $3,000,000.

Reserved Shares
    At January 3, 1998, the Company had reserved 857,666 unissued shares of its common stock for possible issuance under the stock-based compensation plans.

8.  Significant Customer, Product Lines, and Geographical Information
----------------------------------------------------------------------------

    Sales to one customer accounted for 13%, 11%, and 31% of the Company's total revenues in 1997, 1996, and 1995, respectively.
    The Company is engaged in one business segment: the development, manufacture, and sale of high-speed detection and measurement systems used in on-line industrial process applications, security applications, and laboratory analysis. Within the Company's process detection product line, the Company derived revenues of $19,198,000, $14,917,000, and $18,488,000 in 1997, 1996, and
1995, respectively, from Alexus(R) systems and $15,387,000 and $17,950,000 in 1997 and 1996, respectively, from moisture systems. Within the Company's security instrument product line, the Company derived revenues of $10,337,000, $7,149,000, and $4,642,000 in 1997, 1996, and 1995, respectively, from EGIS(R)
systems. The Company derived revenues from its laboratory analysis product line of $53,054,000, $50,854,000, and $4,989,000 in 1997, 1996, and 1995,
respectively, from Orion.

8.  Significant Customer, Product Lines, and Geographical Information
    (continued)
----------------------------------------------------------------------------

    The following table shows data for the Company by geographical area.

(In thousands)                                 1997       1996        1995
--------------------------------------------------------------------------

Revenues:
  United States                            $ 93,251   $ 81,447    $ 27,447
  The Netherlands                             5,489      7,547           -
  Other Europe                                9,237      8,416       4,292
  Other                                       3,290      2,588       2,600
  Transfers among geographical areas (a)     (6,893)    (5,394)     (1,396)
                                           --------   --------    --------

                                           $104,374   $ 94,604    $ 32,943
                                           ========   ========    ========
Income before provision for income taxes:
  United States                            $ 20,739   $ 12,040    $  4,057
  The Netherlands                               454      1,514           -
  Other Europe                                1,587      1,076         (80)
  Other                                         716        412         348
  Corporate and eliminations (b)             (3,675)    (5,346)       (726)
                                           --------   --------    --------

  Total operating income                     19,821      9,696       3,599
  Interest income (expense), net                833       (890)          -
  Other income (expense), net                    23         12         (72)
                                           --------   --------    --------

                                           $ 20,677   $  8,818    $  3,527
                                           ========   ========    ========
Identifiable assets:
  United States                            $ 89,226   $ 92,891    $ 80,510
  The Netherlands                             7,200      8,574           -
  Other Europe                                7,375      4,948       2,850
  Other                                       3,074      1,615       1,666
  Corporate and eliminations (c)             41,390      8,030           -
                                           --------   --------    --------

                                           $148,265   $116,058    $ 85,026
                                           ========   ========    ========

Export revenues included in United States revenues above (d):
  Germany                                  $  5,855   $  2,943    $  3,941
  Other Europe                               11,646      9,314       4,512
  Mexico                                      5,083      2,555       1,396
  South America                               7,491      6,479       3,426
  Other                                      12,855     10,796       3,051
                                           --------   --------    --------

                                           $ 42,930   $ 32,087    $ 16,326
                                           ========   ========    ========

(a) Transfers among geographical areas are accounted for at prices that are representative of transactions with unaffiliated parties.
(b) Primarily general and administrative expenses.
(c) Primarily cash and cash equivalents.
(d) In general, export sales are denominated in U.S. dollars.

9.  Earnings per Share
----------------------------------------------------------------------------

    Basic and diluted earnings per share were calculated as follows:

(In thousands except per share amounts)        1997        1996       1995
--------------------------------------------------------------------------

Basic
Net income                                  $12,506     $ 5,299    $ 2,173
                                            -------     -------    -------

Weighted average shares                      12,760      10,275     10,000
Weighted average shares issuable in
  connection with the acquisition of
  Orion (Note 11)                             5,961       5,961        491
                                            -------     -------    -------

                                             18,721      16,236     10,491
                                            -------     -------    -------

Basic earnings per share                    $   .67     $   .33    $   .21
                                            =======     =======    =======

Diluted
Net income                                  $12,506     $ 5,299    $ 2,173
                                            -------     -------    -------

Basic weighted average shares                18,721      16,236     10,491
Effect of stock options                          11          17          3
                                            -------     -------    -------

Weighted average shares, as adjusted         18,732      16,253     10,494
                                            -------     -------    -------

Diluted earnings per share                  $   .67     $   .33    $   .21
                                            =======     =======    =======

    The computation of diluted earnings per share for 1997 excludes the effect of assuming the exercise of certain outstanding stock options because the effect would be antidilutive. As of January 3, 1998, there were 342,240 of such options outstanding, with exercise prices ranging from $10.75 to $12.46 per share.

10. Unaudited Quarterly Information
----------------------------------------------------------------------------

(In thousands except per share amounts)

1997                        First       Second        Third        Fourth
----------------------------------------------------------------------------
Revenues                  $25,532      $25,639      $26,232       $26,971
Gross profit               14,027       14,342       14,590        15,020
Net income                  2,242        3,025        3,526         3,713
Basic and diluted
  earnings per share          .13          .16          .18           .19

1996                        First(a)    Second        Third        Fourth
----------------------------------------------------------------------------
Revenues                  $22,200      $22,369      $24,125       $25,910
Gross profit               10,680       11,033       12,673        14,608
Net income (loss)             320           (5)       2,098         2,886
Basic and diluted
  earnings (loss)
  per share                   .02            -          .13           .18

(a) Reflects the January 1996 acquisitions of Moisture Systems and Rutter.

11. Subsequent Event

    In December 1995, Thermedics acquired Orion for $52,724,000 in cash, which included the repayment of approximately $8,600,000 of indebtedness. The acquisition was accounted for as a purchase. The purchase price exceeded the net assets acquired by $42,681,000, which is being amortized over 40 years. The purchase price was allocated based on estimates of the fair value of the net assets acquired.
    On May 6, 1998, the Company acquired Orion from Thermedics in exchange for the right to receive 5,961,225 shares of the Company's common stock. Orion manufactures electrode-based chemical-measurement products that determine the quality of a wide variety of substances by measuring components, such as pH, ion, dissolved oxygen, and conductivity levels and are used in the agricultural, biomedical research, food processing, and pharmaceutical industries.
    Because the Company and Orion were deemed for accounting purposes to be under control of their common majority owner, Thermedics, the transaction has been accounted for at historical cost in a manner similar to a pooling of interests. Accordingly, all historical financial information presented has been restated to include the acquisition of Orion since December 1, 1995, the date Orion was purchased by Thermedics. The 5,961,225 shares of the Company's common stock issuable in the merger will not be issued until the listing of such shares for trading upon American Stock Exchange has been approved by the Company's shareholders. Because Thermedics is the majority shareholder and intends to vote its shares in favor of such listing, the approval is assured and, therefore, the shares are considered to be outstanding as of December 1, 1995, for purposes of computing weighted average shares.
    The following table presents selected pro forma financial information for the Company and Orion, assuming the companies and the acquired businesses discussed in Note 2 had been combined since the beginning of 1995.

(In thousands except per share amounts)                               1995
--------------------------------------------------------------------------

Revenues                                                           $94,639
Net income                                                           4,628
Basic and diluted earnings per share                                   .29

    The pro forma results are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of Orion and the businesses discussed in Note 2 been made at the beginning of 1995.
    Revenues and net income, as previously reported by the separate entities prior to the acquisition and as restated for the combined Company, are as follows:

(In thousands)                                 1997       1996        1995
--------------------------------------------------------------------------

Revenues:
  Historical                               $ 51,320   $ 43,750    $ 27,954
  Orion                                      53,054     50,854       4,989
                                           --------   --------    --------

                                           $104,374   $ 94,604    $ 32,943
                                           ========   ========    ========

Net Income:
  Historical                               $  6,070   $    362    $  1,508
  Orion                                       6,436      4,937         665
                                           --------   --------    --------

                                           $ 12,506   $  5,299    $  2,173
                                           ========   ========    ========

Thermedics Detection Inc.                          1997 Financial Statements

                  Report of Independent Public Accountants

To the Shareholders and Board of Directors of Thermedics Detection Inc.:

    We have audited the accompanying consolidated balance sheet of Thermedics Detection Inc. (a Massachusetts corporation and 83%-owned subsidiary of Thermedics Inc.) and subsidiaries as of January 3, 1998, and December 28, 1996, and the related consolidated statements of income, cash flows, and shareholders' investment for each of the three years in the period ended January 3, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.
    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Thermedics Detection Inc. and subsidiaries as of January 3, 1998, and December 28, 1996, and the results of their operations and their cash flows for each of the three years in the period ended January 3, 1998, in conformity with generally accepted accounting principles.



                                              Arthur Andersen LLP



Boston, Massachusetts
July 17, 1998

Thermedics Detection Inc.                          1997 Financial Statements

                  Management's Discussion and Analysis of
               Financial Condition and Results of Operations


    Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this Management's Discussion and Analysis of Financial Condition and Results of Operations. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "seeks," "estimates," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including those detailed immediately after this Management's Discussion and Analysis of Financial Condition and Results of Operation under the heading "Forward-looking Statements."

Overview

    The Company develops, manufactures, and markets high-speed detection and measurement systems used in on-line industrial process and security applications, and laboratory analysis. The Company's industrial process systems use ultratrace chemical detectors, high-speed gas chromatography, X-ray imaging, near-infrared spectroscopy, and other technologies for quality assurance of in-process and finished products, primarily in the food, beverage, pharmaceutical, forest products, chemical, and other consumer products industries. The Company's security instruments use simultaneous trace particle- and vapor-detection techniques based on its proprietary chemiluminesence and high-speed gas chromatography technologies. Customers use the Company's security instruments to detect plastic and other explosives at airports and border crossings, for other high-security screening applications, and for forensics and search applications.
    Historically, the Company's principal product lines were process detection systems, including Alexus(R) systems used to assure the quality of refillable plastic containers, and EGIS(R) explosives detectors. The Company expanded its product lines to include moisture analysis equipment through its acquisitions of Moisture Systems Corporation and Rutter & Co. B.V. in January 1996, and also introduced its InScan(TM) high-speed X-ray imaging systems (InScan systems) and Flash-GC(TM) gas chromatography systems (Flash-GC systems) in 1996. The Company has also recently introduced Rampart(TM), the latest portable trace-detection system that incorporates the advanced Flash-GC technology in tandem with a highly sensitive chemiluminesence detector. The Company also performs contract research and development services for government and industry customers and earns service revenues through long-term contracts. The Company's Orion Research Inc. subsidiary is a worldwide leading manufacturer of electrode-based, chemical measurement products that determine the quality of various substances by measuring their pH, ion, dissolved oxygen, or conductivity levels.
    A substantial portion of the Company's sales are derived from sales of products outside the United States, through export sales, and sales by the Company's foreign subsidiaries. Although the Company seeks to charge its customers in the same currency as its operating costs, the Company's financial performance and competitive position can be affected by currency exchange-rate fluctuations.

Results of Operations

1997 Compared With 1996
    Revenues increased 10% to $104.4 million in 1997 from $94.6 million in 1996. Product revenues increased 11% to $89.3 million in 1997 from $80.6 million in 1996, while service revenues increased 8% to $15.1 million in 1997 from $14.0 million in 1996. Revenues from the Company's process detection instruments and related services increased to $22.4 million in 1997 from $16.0 million in 1996, primarily due to Alexus revenues of $6.6 million from the fulfillment of a mandated existing product-line upgrade from The Coca-Cola Company to its existing installed base and, to a lesser extent, increased shipments of the Company's InScan systems, which were introduced in 1996. The mandated product-line upgrade was completed in 1997. These increases were offset in part by a decrease in demand from The Coca-Cola Company for new installations in 1997. As a result of this decrease in demand and the completion of the product-line upgrade, the Company anticipates that sales of Alexus systems will slow in 1998, which is the primary reason for a $5.2 million decrease in the Company's backlog in 1997. Revenues from the Company's EGIS security systems and related services increased to $10.3 million in 1997 from $7.1 million in 1996, primarily due to $3.2 million of shipments under the Company's contract with the Federal Aviation Administration (FAA). Revenues from the Company's Moisture Systems and Rutter subsidiaries, acquired in January 1996, decreased to $15.4 million in 1997 from $18.0 million in 1996, primarily due to a slowdown in product demand in Europe in 1997, offset in part by the inclusion of revenues for the full year of 1997. Revenues from the Company's laboratory products instruments and related services increased 6% to $54.8 million in 1997 from $51.7 million in 1996, primarily due to sales of the Company's Flash-GC systems which were introduced in 1997 and an increase in international demand for pH and conductivity measurement products.
    The gross profit margin increased to 56% in 1997 from 52% in 1996. The gross profit margin on product revenues increased to 57% in 1997 from 53% in 1996, primarily due to a change in product mix to higher-margin revenues from The Coca-Cola Company's mandated product-line upgrade, as well as higher-margin revenues on the Company's laboratory products instruments. To a lesser extent, the increase also resulted from the inclusion of an $0.8 million charge in 1996 as a result of obsolescence created by planned product changes and a decrease in overhead expenses. The gross profit margin on service revenues increased to 49% in 1997 from 45% in 1996, primarily due to increased field service efficiencies and, to a lesser extent, the change in sales mix to higher-margin service revenues at Moisture Systems and Rutter.

    Selling, general, and administrative expenses as a percentage of revenues decreased to 27% in 1997 from 33% in 1996. The decline was primarily due to nonrecurring costs of $1.5 million in 1996 related to moving expenses for the relocation of Orion's domestic manufacturing facility and reductions in personnel and leased space in response to a lower sales volume of process detection instruments, and to a lesser extent, an increase in revenues in 1997. This decrease was offset in part by increased selling expenses as the Company developed a sales force for its InScan and Flash-GC systems.
    Research and development expenses increased to $9.6 million in 1997 from $8.1 million in 1996, primarily due to costs related to the improvement and expansion of Moisture System's moisture analysis equipment product line and to internal development of a more portable explosive detection unit.
    Interest income increased to $2.1 million in 1997 from $0.2 million in 1996, primarily due to interest income earned on the invested proceeds from the Company's March 1997 initial public offering (Note 7).
    Interest expense, related party, of $1.2 million and $1.1 million in 1997 and 1996, respectively, reflects the issuance of a $21.2 million promissory note to Thermedics in connection with the January 1996 acquisitions of Moisture Systems and Rutter (Note 2).
    The effective tax rate was 40% in 1997 and 1996. The effective tax rates in both periods exceeded the statutory federal income tax rate primarily due to the impact of state income taxes.
    The Company is currently assessing the potential impact of the year 2000 on the processing of date-sensitive information by the Company's computerized information systems and on products sold as well as products purchased by the Company. The Company believes that its internal information systems and current products are either year 2000 compliant or will be so prior to the year 2000 without incurring material costs. There can be no assurance, however, that the Company will not experience unexpected costs and delays in achieving year 2000 compliance for its internal information systems and current products, which could result in a material adverse effect on the Company's future results of operations.
    The Company is presently assessing the effect that the year 2000 problem may have on its previously sold products. The Company is also assessing whether its key suppliers are adequately addressing this issue and the effect this might have on the Company. The Company has not completed its analysis and is unable to conclude at this time that the year 2000 problem as it relates to its previously sold products and products purchased from key suppliers is not reasonably likely to have a material adverse effect on the Company's future results of operations.

1996 Compared With 1995
    Revenues increased to $94.6 million in 1996 from $32.9 million in 1995. Product revenues increased to $80.6 million in 1996 from $23.3 million in 1995, while service revenues increased to $14.0 million in 1996 from $9.6 million in 1995. Revenues increased in 1996 due to the inclusion of $45.9 million in revenues from Orion, acquired in December 1995 (Note 11) and $18.0 million in revenues from Moisture Systems and Rutter, which were acquired in January 1996. Revenues from the Company's process detection instruments and related services decreased to $16.0 million in 1996 from $18.5 million in 1995, primarily due to a decrease in demand from the Coca-Cola Company, which have substantially completed their initial deployment of Alexus systems. Revenues from the Company's security systems and related services increased to $7.1 million in 1996 from $4.6 million in 1995, primarily due to the sale of eight EGIS units to the U.S. government to provide counterterrorism support in Israel. Revenues from research and development contracts decreased by $2.2 million to $1.8 million in 1996 due to the completion of a commercial contract with the Miller Brewing Company for the InScan system and, to a lesser extent, the completion of various phases of government contracts, which have since been renewed.
    The gross profit margin increased to 52% in 1996 from 47% in 1995. The gross profit margin on product revenues increased to 53% in 1996 from 48% in 1995, primarily due to higher-margin revenues from Moisture Systems, Rutter, and Orion, offset in part by an inventory write-down of $0.8 million in 1996 due to obsolescence created by planned product changes. The gross profit margin on service revenues remained relatively unchanged at 44.8% in 1996 and 44.1% in 1995.
    Selling, general, and administrative expenses as a percentage of revenues increased to 33% in 1996 from 27% in 1995. This increase is primarily due to $1.1 million of expenses incurred in 1996 related to the relocation of Orion's domestic manufacturing facility, higher expenses as a percentage of revenues at Moisture Systems and Rutter, and, to a lesser extent, $0.4 million of costs incurred in 1996 related to reductions in personnel and a reduction in leased space in response to the lower sales volume of process detection instruments.
    Research and development expenses increased to $8.1 million in 1996 from $3.1 million in 1995, primarily due to a full year of research and development expenses of Orion, the inclusion of research and development expenses of Moisture Systems, which was acquired in January 1996, and research and development relating to the Company's Flash-GC and InScan systems. In addition, the Company recorded a nonrecurring charge of $0.2 million in 1996 for the write-off of certain research and development equipment no longer of use.
    Interest expense, related party, of $1.1 million in 1996 reflects the issuance of a $21.2 million promissory note to Thermedics in connection with the January 1996 acquisitions of Moisture Systems and Rutter.
    The effective tax rates were 39.9% and 38.4% in 1996 and 1995, respectively. The effective tax rates in both periods exceeded the statutory federal income tax rate primarily due to the impact of state income taxes.

Liquidity and Capital Resources

    Consolidated working capital was $46.3 million at January 3, 1998, compared with $32.3 million at December 28, 1996. Included in working capital are cash and cash equivalents of $46.4 million at January 3, 1998, compared with $14.3 million at December 28, 1996.
    During 1997, $13.7 million of cash was provided by operating activities. During this period, cash of $1.1 million and $3.3 million was used to fund increases in accounts receivable and inventories, respectively, primarily relating to an shipments made to the FAA, which provides for extended payment terms and resulted in inventory purchases. This use of cash was offset in part by $1.9 million of cash provided by an increase in other current liabilities, including $1.3 million of accrued income taxes and $0.6 million of accrued payroll and employee benefits.
    During 1997, the Company's investing activities included the expenditure of $1.8 million for purchases of machinery, equipment, and leasehold improvements. During 1998, the Company expects to make capital expenditures of approximately $2.6 million.
    The Company's financing activities provided $20.2 million of cash in 1997. In March 1997, the Company sold 2,671,292 shares of its common stock in an initial public offering for net proceeds of $28.1 million. In the first quarter of 1998, the Company expects to repay its $21.2 million promissory note to Thermedics (Note 2).
    Although the Company expects to have positive cash flow from its existing operations, the Company anticipates it will require significant amounts of cash for the possible acquisition of complementary businesses and technologies. While the Company currently has no agreement to make an acquisition, it expects that it would finance any acquisition through a combination of internal funds, additional debt or equity financing, and/or short-term borrowings from Thermedics or Thermo Electron, although it has no agreement with these companies to ensure that funds will be available on acceptable terms or at all. The Company believes that its existing resources are sufficient to meet the capital requirements of its existing businesses for the foreseeable future.

Thermedics Detection Inc.                          1997 Financial Statements

                           Forward-looking Statements

    In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause its actual results in 1998 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

    Uncertainty of Market Acceptance of New Products. Certain of the Company's products represent alternatives to traditional detection and analytical methods. As a result, such products may be slow to achieve, or may not achieve, market acceptance, as customers may seek further validation of the efficiency and efficacy of the Company's technology, particularly where the purchase of the product requires a significant capital commitment. The Company believes that, to a significant extent, its growth prospects depend on its ability to gain acceptance of the efficiency and efficacy of the Company's innovative technologies by a broader group of customers. The Company is currently devoting significant resources toward the enhancement of its existing products and the development of new products and technologies, including its derivative products of the Company's Flash-GC high-speed gas chromatography system; a more portable EGIS; and Rampart, a lower-cost EGIS unit for use in airport screening of carry-on baggage. There can be no assurance that the Company will be successful in obtaining such broad acceptance or that, if obtained, such acceptance will be sustained. The failure of the Company to obtain and sustain such broad acceptance could have a material adverse effect on the Company's business, financial condition and results of operations.

    Ongoing Product Development Efforts Required by Rapid Technological Change. The markets for the Company's products are characterized by changing technology, evolving industry standards and new product introductions. The Company's future success will depend in part upon its ability to enhance its existing products and to develop and introduce new products and technologies to meet changing customer requirements. There can be no assurance that the Company will successfully complete the enhancement and development of these products in a timely fashion or that the Company's current or future products will satisfy the needs of its markets.

    Dependence of Security Instruments Market on Government Regulation and Airline Industry. The Company's sales of its explosives-detection systems for use in airports has been and will continue to be dependent on governmental initiatives to require, or support, the screening of checked luggage, carry-on items and personnel with advanced explosives-detection equipment. Substantially all of such systems have been installed at airports in countries other than the United States, in which the applicable government or regulatory authority overseeing the operations of the airport has mandated such screening. Such mandates are influenced by many factors outside of the control of the Company, including political and budgetary concerns of governments, airlines, and airports. Of the more than 600 commercial airports worldwide, more than 400 are located in the United States. Accordingly, the Company believes that the size of the market for explosives-detection equipment is, and will increasingly be, significantly influenced by United States government regulation. In the United States, the Aviation Security Act of 1990 directed the Federal Aviation Administration (FAA) to develop a standard for explosives-detection systems and required airports in the United States to deploy systems meeting this standard in 1993. To date, no system has demonstrated that it meets all FAA standards under realistic airport operating conditions. As a result, the FAA has not mandated the installation of automated explosives-detection systems, and only a limited number of these systems have been deployed in the United States. The FAA first certified a computed X-ray tomography system for checked luggage in December 1994. The Company's systems are trace detectors for which no FAA certification process for checked baggage, carry-on, or personal screening exists to date. Currently, the Company is seeking FAA approval for the Company's EGIS and Ramport systems for use by airlines in screening carry-on electronic items and luggage searches, however, there can be no assurance that such FAA approvals will be obtained. Each airline must seek this approval for each application. Although the FAA has provided significant funding to the Company in connection with the development of its explosives-detection technology, there can be no assurance that any of the Company's systems will ever meet this or any other United States certification standard. Any product utilizing a technology ultimately recommended or required by the FAA will have a significant competitive advantage in the market for explosives-detection devices. Unless the FAA takes action with respect to a particular explosives-detection product or technology, airlines will not be required to purchase or upgrade their security systems, including upgrading existing metal-detection equipment. Earnings of U.S. air carriers tends to fluctuate significantly from time to time. Any depression in the financial condition of such carriers would likely result in lower capital spending for discretionary items. Moreover, there can be no assurance that additional countries will mandate the implementation of effective explosives screening for airline baggage, carry-on items or personal, or that, if mandated, the Company's systems will meet the certification or other requirements of the applicable government authority. Even if the Company's systems were to meet the applicable requirements, there can be no assurance that the Company would be able to market its systems effectively.
    In October 1996, the United States enacted legislation which includes a $144.2 million allocation to purchase explosives-detection systems and other advanced security equipment, including trace detection equipment such as the systems manufactured by the Company, for carry-on and checked baggage screening. The FAA has made purchases of, or placed orders for the purchase of, security equipment under this legislation, including an order to purchase $5.8 million of the Company's EGIS systems. There can be no assurance, however, that this legislation will not be modified to reduce the funding for advanced explosives equipment, that the necessary appropriations will be made to fund further purchases of advanced explosives-detection equipment contemplated by the legislation, that trace-detection equipment such as the systems manufactured by the Company will be mandated, or that, even if further appropriations are made and such equipment is mandated, any of the Company's explosives-detection systems will be purchased for installation at any airports in the United States. Further, there can be no assurance that the U.S. will mandate the widespread use of these systems after completion of the initial purchases.

    Significance of Certain Customers. Sales of process detection instruments and services to bottlers licensed by The Coca-Cola Company (Coca-Cola Bottlers) were $13,939,000, $10,641,000, and $9,974,000, in 1997, 1996, and 1995,
respectively, or 13%, 11%, and 31% of the Company's revenues, respectively, during such periods. In 1997, the Company completed the fulfillment of a mandated product-line upgrade for The Coca-Cola Bottlers. Although the Company anticipates that it will continue to derive revenues from the sale of upgrades and new systems to new plants, as well as services to the Coca-Cola Bottlers, the Company does not expect that revenues derived from these customers will continue at a rate comparable to prior years. Further, the Company intends to continue to develop and introduce new process detection products for the food, beverage and other markets, however, there can be no assurance that the Company will be successful in the introduction of new process detection products or that any sales of these products will be sufficient to maintain a rate of growth equivalent to prior years.

    Competition; Technological Change. The Company encounters, and expects to continue to encounter, competition in the sale of its current and future products. Many of the Company's competitors and potential competitors have substantially greater resources, manufacturing and marketing capabilities, research and development staff and production facilities than those of the Company. Some of these competitors have large existing installed bases of products with substantial numbers of customers. In addition, other major corporations have recently announced their intention to enter certain of the Company's markets, including the security screening market. The Company believes that many of its products are successful because they are technologically superior to alternative products offered by some of the Company's competitors. In order to continue to be successful, the Company believes that it will be important to maintain this technological advantage. No assurance can be given that the Company will be able to maintain such an advantage or that competitors of the Company will not develop technological innovations that will render products of the Company obsolete. For example, the Company's EGIS system competes against other trace explosives detection systems as well as systems utilizing dual energy X-ray or computed X-ray tomography imaging technologies. There can be no assurance that such technologies will not be enhanced to a degree that would impair the Company's ability to market its explosives detection systems.

    Potential for Product Liability Claims. The Company's business involves the risk of product liability claims inherent to the explosives detection business, as well as the food, beverage and other industries. There are many factors beyond the control of the Company that could result in the failure of the Company's products to detect explosives or contaminants in food or beverage containers, such as the reliability of a customer's operators, the ongoing training of such operators and the maintenance of the Company's products by its customers. For these and other reasons, there can be no assurance that the Company's products will detect all explosives or contaminants. The failure to detect explosives or contaminants could give rise to product liability claims and result in negative publicity that could have a material adverse effect on the Company's business, financial condition and results of operations. The Company currently maintains both aviation and general product liability insurance in amounts the Company believes to be commercially reasonable. There can be no assurance that this insurance will be sufficient to protect the Company from product liability claims, or that product liability insurance will continue to be available to the Company at a reasonable cost, if at all.

    Uncertainties Associated With International Operations. In 1997, 1996, and 1995, international sales accounted for 52%, 46%, and 67%, respectively, of the Company's revenues, and the Company anticipates that international sales will continue to account for a significant percentage of the Company's revenues. Sales to customers in The Netherlands accounted for approximately 5% and 8% of the Company's revenues in 1997 and 1996, respectively. See Note 8 of Notes to the Company's Consolidated Financial Statements. International revenues are subject to a number of uncertainties, including the following: agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system; foreign customers may have longer payment cycles; foreign countries may impose additional withholding taxes or otherwise tax the Company's foreign income, impose tariffs or adopt other restrictions on foreign trade; fluctuations in exchange rates may affect product demand and adversely affect the profitability in U.S. dollars of products and services provided by the Company in foreign markets where payment for the Company's products and services is made in the local currency; U.S. export licenses may be difficult to obtain; and the protection of intellectual property in foreign countries may be more difficult to enforce. Moreover, many foreign countries have their own regulatory approval requirements for sales of the Company's products. As a result, the Company's introduction of new products into international markets can be costly and time-consuming, and there can be no assurance that the Company will be able to obtain the required regulatory approvals on a timely basis, if at all. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business, financial condition and results of operations. The Company does not attempt to minimize currency and exchange rate risks through material hedging activities.

    Limited Protection of Proprietary Technology and Risks of Third-Party Claims. Proprietary rights relating to the Company's products will be protected from unauthorized use by third parties only to the extent that they are covered by valid and enforceable patents or are maintained in confidence as trade secrets. There can be no assurance, however, that any patents now or hereafter owned by the Company will afford protection against competitors, or as to the likelihood that patents will issue from pending patent applications. Proceedings initiated by the Company to protect its proprietary rights could result in substantial costs to the Company. Although the Company believes that its products and technology do not infringe any existing proprietary rights of others, there can be no assurance that third parties will not assert such claims against the Company in the future or that such future claims will not be successful. The Company could incur substantial costs and diversion of management resources in connection with the defense of any claims relating to proprietary rights, which could have a material adverse effect on the Company's business, financial condition, and results of operations. Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block the Company's ability to make, use, sell, distribute or market its products and services in the U.S. or abroad. Such a judgment could have a material adverse effect on the Company's business, financial condition and results of operations. In the event that a claim relating to proprietary technology or information is asserted against the Company, the Company may seek licenses to such intellectual property. There can be no assurance, however, that such a license could be obtained on commercially reasonable terms, if at all, or that the terms of any offered licenses will be acceptable to the Company. The failure to obtain the necessary licenses or other rights could preclude the sale, manufacture or distribution of the Company's products and, therefore, could have a material adverse effect on the Company's business, financial condition and results of operations. The cost of responding to any such claim may be material, whether or not the assertion of such claim is valid. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of its technology or independent development by others of similar technology. In addition, the laws of some jurisdictions do not protect the Company's proprietary rights to the same extent as the laws of the U.S. There can be no assurance that these protections will be adequate.

    Risks Associated with Acquisition Strategy. The Company's strategy includes the acquisition of businesses and technologies that complement or augment the Company's existing product lines. Promising acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers and the need for regulatory approvals, including antitrust approvals. Any acquisitions completed by the Company may be made at substantial premiums over the fair value of the net assets of the acquired companies. There can be no assurance that the Company will be able to complete future acquisitions or that the Company will be able to successfully integrate any acquired businesses. In order to finance such acquisitions, it may be necessary for the Company to raise additional funds through public or private financings. Any equity or debt financing, if available at all, may be on terms which are not favorable to the Company and, in the case of equity financing, may result in dilution to the Company's stockholders.

    Difficulties in Managing Rapid Growth. Due to the level of technical and marketing expertise necessary to support its existing and new customers, the Company must attract and retain highly qualified and well-trained personnel. There are a limited number of persons with the requisite skills to serve in these positions, and it may become increasingly difficult for the Company to hire such personnel. Further rapid expansion may also significantly strain the Company's administrative, operational and financial personnel, management information systems, manufacturing operations, and other resources. There can be no assurance that the Company's systems, procedures, and controls will be adequate to support the Company's operations. Failure to manage growth properly could have a material adverse effect on the Company's business, financial condition, and results of operations.

    Potential Fluctuations in Quarterly Performance. Significant annual and quarterly fluctuations in the Company's results of operations may be caused by, among other factors, the overall demand for, and market acceptance of, the Company's products; the timing of regulatory approvals for certain of the Company's products; government initiatives to promote the use of explosives detection systems such as those manufactured and sold by the Company; the timing of the announcement, introduction and delivery of new products and product enhancements by the Company and its competitors; variations in the Company's product mix and component costs; timing of customer orders; adjustments of delivery schedules to accommodate customer's programs; the availability of components from suppliers; the timing and level of expenditures in anticipation of future sales; the mix of products sold by the Company; and pricing and other competitive conditions. Because certain of the Company's products require significant capital expenditures and other commitments by its customers, the Company has experienced extended sales cycles. Delays in anticipated purchase orders could have a material adverse effect on the Company's business, financial condition and results of operations. Customers may also cancel or reschedule shipments, and product difficulties could delay shipments. Because the Company's operating expenses are based on anticipated revenue levels and a high percentage of the Company's expenses are fixed for the short term, a small variation in the timing of recognition of revenue can cause significant variations in operating results from quarter to quarter. There can be no assurance that any of these factors will not have a material adverse impact on the Company's business and results of operations.

    Potential Impact of Year 2000 on Processing of Date-sensitive Information. The Company is currently assessing the potential impact of the year 2000 on the processing of date-sensitive information by the Company's computerized information systems and on products sold as well as products purchased by the Company. The Company believes that its internal information systems and current products are either year 2000 compliant or will be so prior to the year 2000 without incurring material costs. There can be no assurance, however, that the Company will not experience unexpected costs and delays in achieving year 2000 compliance for its internal information systems and current products, which could result in a material adverse effect on the Company's future results of operations.
   The Company is presently assessing the effect that the year 2000 problem may have on its previously sold products. The Company is also assessing whether its key suppliers are adequately addressing this issue and the effect this might have on the Company. The Company has not completed its analysis and is unable to conclude at this time that the year 2000 problem as it relates to its previously sold products and products purchased from key suppliers is not reasonably likely to have a material adverse effect on the Company's future results of operations.

Thermedics Detection Inc.                          1997 Financial Statements

                         Selected Financial Information

(In thousands except
per share amounts)      1997(a)    1996(b)    1995(c)     1994        1993
--------------------------------------------------------------------------

Statement of
  Income Data:
Revenues            $104,374   $ 94,604    $ 32,943   $ 50,343    $ 42,031
Gross profit          57,979     48,994      15,941     25,437      18,272
Net income            12,506      5,299       2,173      6,380       5,803
Basic and diluted
  earnings per
  share                  .67        .33         .21        .63         .58

Balance Sheet Data:
Working capital     $ 46,345   $ 32,315    $ 18,938   $  6,116    $    447
Total assets         148,265    116,058      85,026     17,793      25,544
Long-term
  obligation               -     21,200           -          -           -
Shareholders'
  investment         107,346     75,454      69,215      9,208       3,822

(a) Reflects the March 1997 initial public offering of the Company's common stock for net proceeds of $28.1 million.
(b) Reflects the January 1996 acquisition of Moisture Systems and Rutter and the March and November 1996 private placements of the Company's common stock for aggregate net proceeds of $7.0 million.
(c)  Reflects the December 1995 acquisition of Orion.

Thermedics Detection Inc.                         1997 Financial Statements


Common Stock Market Information
    The Company's common stock is traded on the American Stock Exchange under the symbol TDX. The following table sets forth the high and low sale prices of the Company's common stock since February 24, 1997, the date the Company's common stock began trading on that exchange, as reported in the consolidated transaction reporting system:

                                                             1997
                                                     --------------------
Quarter                                                 High         Low
-------------------------------------------------------------------------
First                                                $12 1/8    $10 7/8
Second                                                12 7/8      9 3/4
Third                                                 12 3/8      9 3/16
Fourth                                                11 11/16    8 3/4

    As of January 30, 1998, the Company had 325 holders of record of its common stock. This does not include holdings in street or nominee names. The closing market price on the American Stock Exchange for the Company's common stock on January 30, 1998, was $8 5/8 per share.

Shareholder Services
    Shareholders of Thermedics Detection Inc. who desire information about the Company are invited to contact John N. Hatsopoulos, Chief Financial Officer, Thermedics Detection Inc., 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02454-9046, (781) 622-1111. A mailing list is maintained to enable shareholders whose stock is held in street name, and other interested individuals, to receive quarterly reports, annual reports, and press releases as quickly as possible. Distribution of printed quarterly reports is limited to the second quarter only. All material will be available through the Internet from Thermo Electron's Internet site (http://www.thermo.com/subsid/tdx1.html).

Stock Transfer Agent
    American Stock Transfer & Trust Company is the stock transfer agent and maintains shareholder activity records. The agent will respond to questions on issuance of stock certificates, change of ownership, lost stock certificates, and change of address. For these and similar matters, please direct inquiries to:

    American Stock Transfer & Trust Company
    Shareholder Services Department
    40 Wall Street, 46th Floor
    New York, New York 10005
    (718) 921-8200

Dividend Policy
    The Company has never paid cash dividends and does not expect to pay cash dividends in the foreseeable future because its policy has been to use earnings to finance expansion and growth. Payment of dividends will rest within the discretion of the Company's Board of Directors and will depend upon, among other factors, the Company's earnings, capital requirements, and financial condition.



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Form 10-K Report
    A copy of the Annual Report on Form 10-K for the fiscal year ended January 3, 1998, as filed with the Securities and Exchange Commission, may be obtained at no charge by writing to John N. Hatsopoulos, Chief Financial Officer, Thermedics Detection Inc., 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02454-9046.

Annual Meeting
    The annual meeting of shareholders will be held on Monday, June 1, 1998, at 1:30 p.m. at the Hyatt Regency Hotel, Scottsdale, Arizona.



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